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Exhibit 10.3

SECOND AMENDMENT AND WAIVER TO
MV PARTNERS, LLC CREDIT AGREEMENT

September 5, 2006

RECITALS:

        Reference is made to that certain Credit Agreement dated as of December 21, 2005 (as amended, supplemented or modified from time to time, the "Credit Agreement"), by and among MV Partners, LP, a Kansas limited partnership (now MV Partners, LLC, a Kansas limited liability company, by conversion), as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

        Borrower has requested that Administrative Agent and Required Lenders amend the covenant in Section 7.11(b) of the Credit Agreement to allow Borrower to enter into Swap Contracts relating to Projected Oil and Gas Production of greater than 36 months, but less than 60 months, and to the extent that Borrower is currently in Default of its covenant in this regard under Section 7.11(b), waive such Default.

AGREEMENT:

        Borrower, the Required Lenders and the Administrative Agent hereby agree that, subject to the terms and conditions set forth herein, effective as of the date hereof, Section 7.11(b) of the Credit Agreement, relating to Swap Contracts entered into with the purpose and effect of fixing prices on Projected Oil and Gas Production, is hereby amended to change the words "36 months" to "60 months".

        Further, to the extent that Borrower is in Default of its covenant under Section 7.11(b) of the Credit Agreement as a result of entering into Swap Contracts relating to Projected Oil and Gas Production of greater than 36 months, but less than 60 months, in the future prior to the effectiveness of this Second Amendment and Waiver, but which is otherwise in compliance with Section 7.11, Administrative Agent and Required Lenders hereby waive such Default.

        This Second Amendment and Waiver shall become effective as of the date first above written when, and only when, Administrative Agent shall have received, at Administrative Agent's Office on or before September 5, 2006, a counterpart of this Second Amendment and Waiver executed and delivered by Borrower and Required Lenders.

        Borrower hereby represents and warrants to Administrative Agent and each Required Lender the following:

        (a)   Immediately after giving effect to this Second Amendment and Waiver, there shall exist no Default or Event of Default and immediately after giving effect to this Second Amendment and Waiver all representations and warranties contained herein, in the Credit Agreement or otherwise made in writing by any Loan Party in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as if those representations and warranties had been made on and as of the date hereof.

        (b)   The representations and warranties contained in the Loan Documents are true and correct at and as of the time of the effectiveness hereof.

        (c)   Borrower (i) is duly authorized to execute and deliver any documents hereunder to which it is a party and is and will continue to be duly authorized to perform its obligations thereunder and (ii) has duly taken all limited partnership action necessary to authorize the execution and delivery of said documents to which it is a party and to authorize the performance of the obligations of Borrower thereunder.

        Except as expressly waived or agreed herein, all covenants, obligations and agreements of the Loan Parties contained in the Credit Agreement shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the waivers and agreements set forth herein are limited precisely to the extent set forth herein and shall not be deemed to (a) be a consent or an agreement to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights which Administrative Agent and Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the documents referred to therein. Except as expressly modified or amended hereby, the terms and provisions of the Credit Agreement and any other documents or instruments executed in connection with any of the foregoing, are and shall remain in full force and effect, and the same are hereby ratified and confirmed by Borrower in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as modified and amended hereby. The Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.

        Borrower agrees to reimburse and save Administrative Agent harmless from and against liabilities for the payment of all out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under, this Second Amendment and Waiver, including, without limitation, the reasonable fees and expenses of legal counsel to Administrative Agent which may be payable in respect of, or in respect of any modification of, this Second Amendment and Waiver.

        This Second Amendment and Waiver and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.

        This Second Amendment and Waiver is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

        This Second Amendment and Waiver may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

        THIS SECOND AMENDMENT AND WAIVER AND THE DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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2

        IN WITNESS WHEREOF, the undersigned parties have executed this Second Amendment and Waiver as of the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ TODD MACNEILL
	Name:	Todd MacNeill
	Title:	Vice President Agency Management Officer III
BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ GREGORY B. HANSON
	Name:	Gregory B. Hanson
	Title:	Principal

MV PARTNERS, LLC
By:	MV Energy, LLC, as its sole manager
	By:	Murfin, Inc., as member
	By:	/s/ ROBERT D. YOUNG Robert D. Young President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ JARROD BOURGEOIS
	Name:	Jarrod Bourgeois
	Title:	Vice President
By:	/s/ SEAN MURPHY
	Name:	Sean Murphy
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:
Name:
Title:

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SECOND AMENDMENT AND WAIVER TO MV PARTNERS, LLC CREDIT AGREEMENT